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                                                                    EXHIBIT 23.4



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated October 29, 1996, on the financial statements of RHO Company Incorporated, as of December 31, 1995 and September 30, 1996, and for the year ended December 31, 1995, and the nine month period ended September 30, 1996, (and to all references to our firm) included in this Registration Statement No. 33-60403.


                                                   /s/ Arthur Andersen LLP


Seattle, Washington
January 30, 1997